Exhibit 10.2

AMENDMENT NO. TWO TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. TWO TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of this 7th day of August 2015, by and among KALOBIOS PHARMACEUTICALS, INC., a Delaware corporation (“Borrower”), MIDCAP FINANCIAL TRUST, a Delaware statutory trust (as Agent for Lenders, “Agent”), and the financial institutions or other entities from time to time parties to the Loan Agreement referenced below, each as a Lender.

RECITALS

A.            Pursuant to that certain Loan and Security Agreement dated as of September 5, 2012 by and among Borrower, Agent and Lenders (as amended by that certain Amendment No. One to Loan and Security Agreement, dated as of June 19, 2013, as amended hereby, and as it may be further amended, modified and restated from time to time, the “Loan Agreement”), Agent and Lenders agreed to make available to Borrower a secured term loan in the original principal amount of $15,000,000 (as amended, modified, supplemented, extended and restated from time to time, the “Term Loan”).  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Loan Agreement.

B.            Borrower has requested that Agent and the Lenders amend certain provisions of the Loan Agreement, and Agent and Lenders have agreed to do so, in accordance with the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrower hereby agree as follows:

1.            Recitals.  This Amendment shall constitute a Loan Document and the Recitals set forth above shall be construed as part of this Amendment as if set forth fully in the body of this Agreement.

2.            Amendment to Loan Agreement.

(a)          Section 6.6 – Operating Accounts.  Section 6.6 is hereby amended by (i) inserting “(a)” before the first sentence, so that the existing text of such section becomes subsection 6.6(a), and (ii) adding the following new subsection “(b)”:

“(b)          On or before the Second Amendment Effective Date, Borrower shall (i) establish the Cash Collateral Account as cash collateral for the Obligations, (ii) deposit in the Cash Collateral Account an amount greater than or equal to $ $8,290,500.00.  Borrower shall, and shall cause Comerica Bank to, execute and deliver a “full dominion” Control Agreement in form and substance satisfactory to Agent, which shall, among other things, restrict Borrower’s ability to withdraw any funds from the Cash Collateral Account.  Without in any way limiting Agent’s rights set forth in Section 2.3, Agent may, at its option, submit instructions to Comerica Bank to have monies paid from the Cash Collateral Account to Agent and Lenders to satisfy any payment owed under the Loan Documents.  Agent agrees that, upon the request of Borrower and Agent’s determination that the Cash Collateral Termination Date has occurred, it shall instruct Comerica Bank to transfer the balance of funds in the Cash Collateral Account to another Collateral Account specified by Borrower so long as such Collateral Account is subject to a Control Agreement and thereafter deliver a termination notice to Comerica Bank with respect to the Cash Collateral Account.  For the avoidance of doubt, nothing contained in this Section 6.6(b) modifies any notice requirement, grace period or cure period set forth in the Loan Agreement.

(b)          Section 14 - Definitions.

(i)          The following terms and definitions are hereby added in alphabetical order to Section 14 of the Loan Agreement as follows:

‘“Cash Collateral Account” means Borrower’s cash collateral Deposit Account (Account No. XXXXX 7-7519) maintained at Comerica Bank and established for the purpose of providing cash collateral for the Obligations, over which Agent has been granted control for the ratable benefit of all Lenders.”

‘“Cash Collateral Termination Date” means the date upon which Agent, after consultation with Borrower, determines in Agent’s sole discretion that Borrower has received net cash proceeds through a Qualified Equity Transaction of not less than an amount sufficient to permit Borrower to have a cash runway through December 31, 2016.”

‘“Qualified Equity Transaction” means an equity securities issuance and sale transaction pursuant to which Borrower shall have completed the authorization, issuance and sale of additional shares or units of the capital stock of Borrower pursuant to a private placement or public offering (including through the exercise of warrants to purchase capital stock of Borrower), and which such additional shares of capital stock shall not be subject to any mandatory repurchase or redemption provisions or put rights, or any other similar provisions or rights, in favor of any holder thereof or otherwise constitute Indebtedness under the definition set forth herein or be subject to any provisions requiring the mandatory payment of any dividends at any time (not including any dividends payable in equity of Borrower).”

‘“Second Amendment Effective Date” means August 7, 2015.”

(ii)          The definition of “Permitted Liens” is hereby amended by deleting the reference to “Section 6.6(b)” in clause (f) of such definition and substituting in lieu thereof a new reference to “Section 6.6”.

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(c)          Section 10 of the Loan Agreement is hereby amended by deleting the address of Borrower in its entirety and replacing it as follows:

“If to Borrower:

KaloBios Pharmaceuticals, Inc.
442 Littlefield Avenue
South San Francisco, CA 94080
Attention: Herb Cross, CFO
email: hcross@kalobios.com

with a copy to:
Attention: Don Joseph, Chief Legal Officer
email: djoseph@kalobios.com”

(d)          Schedule 5.1(a), Schedule 5.2(a) and Schedule 5.2(e) to the Loan Agreement are hereby replaced in their entirety by the revised Schedule 5.1(a), Schedule 5.2(a) and Schedule 5.2(e) set forth on Exhibit A attached hereto.

3.            Confirmation of Representations and Warranties; Reaffirmation of Security Interest.  Borrower hereby (a) confirms that all of the representations and warranties set forth in the Loan Agreement are true and correct with respect to Borrower as of the date hereof, other than any information contained in Borrower’s periodic reports filed with the Securities & Exchange Commission solely to the extent that such information modifies the information disclosed on Schedule 5.2(b) and Schedule 5.2(d) to the Loan Agreement, and (b) covenants to perform its respective obligations under the Loan Agreement.  Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens.  Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral.

4.            Enforceability.  This Amendment constitutes the legal, valid and binding obligation of Borrower, and is enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5.            Costs and Fees.  Borrower shall be responsible for the payment of all reasonable costs and fees of Agent’s counsel incurred in connection with the preparation of this Amendment and any related documents.  If Agent or any Lender uses in-house counsel for any of these purposes, Borrower further agrees that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.  Borrower hereby authorizes Agent to deduct all of such fees set forth in this Section 5 from the proceeds of one or more Term Loans made under the Loan Agreement.

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6.            Conditions to Effectiveness.  This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a)          Borrower shall have delivered to Agent this Amendment, duly executed by an authorized officer of Borrower;

(b)          Borrower shall have delivered to Agent the fully executed Control Agreement with respect to the Cash Collateral Account; and

(c)          Borrower shall have provided evidence satisfactory to Agent that the amount of cash required pursuant to Section 6.6(b) of the Loan Agreement (as amended by this Amendment) has been deposited into the Cash Collateral Account.

7.            Condition Subsequent.  On or before August 15, 2015 (or such later date as may be approved by Agent in its sole discretion), Borrower shall deliver to Agent an updated Schedule 5.2(b) and Schedule 5.2(d) in form and substance satisfactory to Agent, and if Borrower fails to meet the requirements of this Section 7, there shall be an immediate Event of Default under the Loan Agreement.

8.            No Waiver or Novation.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Loan Agreement, the Loan Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing.  Nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Loan Agreement or other Loan Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default.  This Amendment (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Loan Agreement.

9.            Affirmation.  Except as specifically amended pursuant to the terms hereof, the Loan Agreement and all other Loan Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.  Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Agreement (as amended hereby) and the Loan Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

10.          Confidentiality.  Borrower will not disclose the contents of this Amendment, the Loan Agreement or any of the other Loan Documents to any third party (including, without limitation, any financial institution or intermediary) without Agent’s prior written consent, other than to Borrower’s officers and advisors on a need-to-know basis.  Borrower agrees to inform all such persons who receive information concerning this Amendment, the Loan Agreement and the other Loan Documents that such information is confidential and may not be disclosed to any other Person.

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11.          Miscellaneous.

(a)          Reference to this Amendment’s Effect on the Loan Agreement.  Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.  Except as specifically amended above, the Loan Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.

(b)          Incorporation of Loan Agreement Provisions.  The provisions contained in Section 12.2 (Indemnification), Section 11 (Choice of Law, Venue and Jury Trial Waiver) and Section 12.9 (Waiver of Jury Trial) of the Loan Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)          Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(d)          Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto.  This Amendment constitutes the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Amendment under seal as of the day and year first hereinabove set forth.

BORROWER:	KALOBIOS PHARMACEUTICALS, INC.

	By:	/s/ Herb Cross
	Name:	Herb Cross
	Title:	CFO and Interim CEO

KALOBIOS PHARMACEUTICALS, INC.
AMENDMENT NO. TWO TO LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

AGENT:

MIDCAP FINANCIAL TRUST, as Agent for Lenders By: Apollo Capital Management, L.P., its investment manager By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Authorized Signatory

KALOBIOS PHARMACEUTICALS, INC.
AMENDMENT NO. TWO TO LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

LENDERS:

MIDCAP FUNDING XIII TRUST By: Apollo Capital Management, L.P., its investment manager By: Apollo Capital Management GP, LLC, its general partner

By:	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Authorized Signatory

KALOBIOS PHARMACEUTICALS, INC.
AMENDMENT NO. TWO TO LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

FLEXPOINT MCLS SPV LLC

By:	/s/ Daniel Edelman
Name:	Daniel Edelman
Title:	Vice President

KALOBIOS PHARMACEUTICALS, INC.
AMENDMENT NO. TWO TO LOAN AND SECURITY AGREEMENT
SIGNATURE PAGE

Exhibit A

SCHEDULE 5.1(a)

ORGANIZATION INFORMATION

Legal Name of Borrower:  KaloBios Pharmaceuticals, Inc.
Type of Legal Entity:  Corporation
State of Organization:  Delaware
Organization Identification Number: 3437218
Tax Identification Number:  77-0557236
Principal Place of Business:  442 Littlefield Avenue, South San Francisco, CA 94080

SCHEDULE 5.2(a)

COLLATERAL ACCOUNTS

Comerica Bank (1892865328); 250 Lytton Ave., 3rd Floor, Palo Alto, CA 94301
Comerica Bank (1892865336) 250 Lytton Ave., 3rd Floor, Palo Alto, CA 94301
Comerica Bank (189497-7519) 250 Lytton Ave., 3rd Floor, Palo Alto, CA 94301
State Street Bank (DE2460); 1200 Crown Colony Drive, CC1/2, Quincy, MA 02169

SCHEDULE 5.2(e)
LOCATION OF COLLATERAL

KaloBios Pharmaceuticals, Inc., 442 Littlefield Avenue, South San Francisco, CA 94080